As filed with the Securities and Exchange Commission on June 13,
2000

                                 Registration No. ______________

                ________________________________

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                      THREE RIVERS BANCORP, INC.
      (Exact Name of Registrant as Specified in its Charter)


      Pennsylvania                       25-1843375
(State of Incorporation)    (I.R.S. Employer Identification No.)

        2681 Mosside Boulevard, Monroeville, PA   15146
       (Address of Principal Executive Offices) (Zip Code)

                      Three Rivers Bancorp, Inc.
                         Stock Option Plan
                     (Full title of the Plan)

Terry K. Dunkle, Chairman        Edward C. Hogan, Esquire
and Chief Executive Officer      Stevens & Lee
Three Rivers Bancorp, Inc.       One Glenhardie Corporate Center
2681 Mosside Boulevard           1275 Drummers Lane
Monroeville, Pennsylvania 15146  P.O. Box 236
(412) 666-8063                   Wayne, Pennsylvania 19087
                                 (856) 354-9200

(Names, addresses and telephone numbers of agents for service)

                      _____________________

                 CALCULATION OF REGISTRATION FEE

________________________________________________________________
                           Proposed      Proposed
 Title of                   Maximum      Maximum
Securities     Amount       Offering    Aggregate     Amount of
   to be        to be        Price       Offering   Registration
Registered   Registered   Per Unit(1)    Price(1)        Fee

Common stock,  300,000      $8.09      $2,427,000      $715.97
$0.01 par      shares
value per
share
________________________________________________________________

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs
        (h) and (c) of Rule 457, on the basis of the average of the high and low prices of Three Rivers Bancorp, Inc. Common Stock on June 7, 2000.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation Of Documents By Reference

     The following documents have been filed by Three Rivers Bancorp, Inc. (the "Registrant") with the Securities and Exchange Commission ("SEC") and are incorporated herein by reference:

          (a) Registrant's Registration Statement on Form 10, as amended, with respect to its Common Stock, $0.01 par value per share (the "Common Stock"), filed with the Securities and Exchange Commission on March 30, 2000 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the description of the Common Stock set forth therein.

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  Description Of Securities

     Not applicable.


ITEM 5.  Interests Of Named Experts And Counsel

     Not applicable.

ITEM 6.  Indemnification Of Directors And Officers

     Under its Bylaws and except as provided below, the Registrant is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the Registrant), by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding. In addition, the Registrant may, at its discretion, indemnify any person who is not entitled to indemnification under the preceding sentence and who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the corporation), by reason of the fact that such person is or was an employee or agent of the Registrant, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding. Notwithstanding the foregoing, no indemnification is permitted to be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The bylaws of the Registrant, in the form approved by its shareholders, provide for the elimination of a director's liability for monetary damages to the fullest extent permitted by Pennsylvania law. Pennsylvania law permits the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that such elimination of liability does not apply to liabilities under criminal statutes or those relating to the payment of taxes.

     The Registrant's directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.

ITEM 7.  Exemption from Registration Claimed

     Not applicable.

ITEM 8.  Exhibits

     4.1  Articles of Incorporation of Three Rivers Bancorp,
          Inc., as amended, incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form 10 of the Registrant.

     4.2 Bylaws of Three Rivers Bancorp, Inc. incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form 10 of the
          Registrant.

     5.1  Opinion of Stevens & Lee

    23.1 Consent of Arthur Andersen LLP, independent auditors.

    24.1  Power of Attorney (included on signature page).

    99.1  Three Rivers Bancorp, Inc. Stock Option
          Plan.

ITEM 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

          Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, Commonwealth of Pennsylvania, on May 25, 2000.

                              THREE RIVERS BANCORP, INC.

                              By: /s/Terry K. Dunkle
                                 Terry K. Dunkle
                                 Chairman and Chief
                                 Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry K. Dunkle and W. Harrison Vail, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signatures                    Title                     Date


/s/Clifford A. Barton         Director              May 25, 2000
Clifford A. Barton


/s/Terry K. Dunkle            Director              May 25, 2000
Terry K. Dunkle               Chairman and
                              Chief Executive
                              Officer

/s/Richard W. Kappel          Director              May 25, 2000
Richard W. Kappel


/s/Michael F. Butler          Director              May 25, 2000
Michael F. Butler


/s/W. Harrison Vail           Director,             May 25, 2000
W. Harrison Vail              Vice Chairman,
                              President and COO

/s/Jerome M. Adams            Director              May 25, 2000
Jerome M. Adams


/s/Jack Sevy                  Director              May 25, 2000
Jack Sevy


___________________________   Director
Edward W. Seifert


/s/J. Terrence Farrell        Director              May 25, 2000
J. Terrence Farrell


___________________________   Director
Stephen I. Richman


/s/Marylouise Fennell         Director              May 25, 2000
Marylouise Fennell


/s/James R. Ferry             Director              May 25, 2000
James R. Ferry


___________________________   Director
Steven J. Guy


/s/I.N. Rendall Harper, Jr.   Director              May 25, 2000
I.N. Rendall Harper, Jr.


/s/Charles R. Zappala         Director              May 25, 2000
Charles R. Zappala


/s/Anthony M. V. Eramo        Chief Financial       May 25, 2000
Anthony M. V. Eramo           Officer and
                              Senior Vice
                              President
                              (Principal
                              Financial Officer)



                        INDEX TO EXHIBITS

Exhibit No.   Exhibit                                      Page
                                                          Number

    4.1       Articles of Incorporation of Three Rivers
              Bancorp, Inc., as amended, incorporated
              herein by reference to Exhibit 3.1 of the Registration Statement on Form 10 of the
              Registrant.

    4.2       Bylaws of Three Rivers Bancorp, Inc.
              incorporated herein by reference to
              Exhibit 3.2 of the Registration Statement on Form 10 of the Registrant.

    5.1       Opinion of Stevens & Lee

   23.1       Consent of Arthur Andersen LLP,
              independent auditors.

   24.1 Power of Attorney (included on signature page).

   99.1       Three Rivers Bancorp, Inc. Stock Option
              Plan.











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